UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2017

PIONEER ENERGY SERVICES CORP.
(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 NE Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant's telephone number, including area code: (855) 884-0575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
From time to time, senior management of Pioneer Energy Services (the “Company”) meets with groups of investors and business analysts. The slides attached to this report have been prepared in connection with management's participation in such meetings and participation in the Goldman Sachs Global Energy Conference. The slides provide an update on the Company's operations and certain recent developments, which among others, include the following:

•	Overall

◦	Finalized sale of three SCR walking rigs previously announced for aggregate gross proceeds of $11.0 million.

◦
Completed equity offering in December resulting in net proceeds of $65.4 million. All proceeds from the rig sales and equity offering were applied to reduce borrowings under the revolving credit facility. Current revolver balance is $39.7 million.

•	Fourth Quarter Guidance

◦	Drilling Services margin per day expected to be at the high-end or exceed the guided range of $6,500 to $7,000.

◦	Production Services revenue expected to be flat to down approximately 2% as compared to guidance of flat to up 3%.

◦
Production Services gross margin % is expected to be approximately 13 to 16% as compared to guidance of 20 to 22%, due to start-up costs related to activity increases in late December and unanticipated costs associated with recovering well servicing drill pipe lost in a wellbore in December.

◦	Despite lower production services margin guidance, we expect to maintain compliance with the credit facility covenants.

•	Drilling

◦	Of the four remaining SCR rigs in the US, two were retired with components to be used as spare parts inventory, and two were designated as held-for-sale effective 12/31/16.

◦	Current marketed US fleet is 100% pad-capable AC rigs.

◦	Current utilization is 71% based on a fleet of 24 rigs.

•	Production Services

◦	Well servicing fourth quarter utilization was 40% as compared to 41% in the prior quarter. Expect to put 10 to 15 additional rigs back to work by the end of January.

◦	Coiled tubing fourth quarter utilization was 21% as compared to 22% in the prior quarter.

◦	Reactivated five additional wireline units in late December to meet January demand.
The slides are included in Exhibit 99.1 to this report and are incorporated herein by reference. The slides are available on the Company's website at www.pioneeres.com.
Safe Harbor Statement
Statements contained in this report and Exhibit 99.1 to this report that state the Company's or its management's expectations and assumptions about future events are forward-looking statements intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company's actual results could differ materially from those projected or assumed in such forward-looking statements. Factors that could affect those results include, among others, those mentioned in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2015 which has been filed with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.
99.1    Slides for Company presentations to be used from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER ENERGY SERVICES CORP.

/s/ Lorne E. Phillips
Lorne E. Phillips
Executive Vice President and Chief Financial Officer

Dated: January 5, 2017